Exhibit 99.1
Energizer Holdings, Inc. 8235 Forsyth Boulevard Suite 100 St. Louis, MO 63105
FOR IMMEDIATE RELEASE	Company Contact
August 4, 2026	Jon Poldan Vice President, Global Finance, IR & Treasurer 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2026 Third Quarter Results

Third Quarter Highlights
•Net sales of $734.1 million, +1.2% to prior year and +2.7% organic increase(1)
•Gross Margin of 38.2% and 39.2% on an adjusted basis(1)
•Earnings per share of $0.58 & Adjusted Earnings per share of $0.75(1)
•Updating fiscal year outlook for Adjusted Earnings per share and Adjusted EBITDA to the low end of the originally provided ranges(1)

St. Louis —August 4, 2026—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the third fiscal quarter ended June 30, 2026.

"We delivered a solid third quarter in an operating environment that remains dynamic, with organic Net sales growth across both segments and continued progress against the strategic priorities we outlined at the beginning of the year,” said Mark LaVigne, Chief Executive Officer. “The actions we have taken to strengthen the business are improving our execution, enhancing the quality of our portfolio, and reinforcing our competitive position.”

“At the core of our investment thesis is a resilient business capable of generating strong free cash flow across a range of operating environments. We believe that durable cash generation, combined with disciplined capital allocation, provides a compelling path to long-term shareholder value creation.”

Top-Line Performance

For the quarter, we had Net sales of $734.1 million compared to $725.3 million in the prior year period.

	Third Quarter	% Chg
Net sales - FY'25	$725.3
Organic	19.7	2.7%
Acquisition impact	(17.2)	(2.4)%
Change in highly inflationary markets	(0.9)	(0.1)%
Impact of currency	7.2	1.0%
Net sales - FY'26	$734.1	1.2%

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

Organic Net sales increased 2.7% primarily due to the following items:

•Global distribution gains and new product development in Batteries & Lights drove volume increases of 1.9%; and

•Auto care, primarily driven by higher refrigerant distribution in North America, contributed volume growth of 2.2%.

•Partially offsetting the volume improvement were pricing declines of 1.4% driven by increased promotional investments in the Batteries & Lights segment.

Acquisition impact decreased net sales 2.4%. The Company completed the Advanced Power Solutions (APS) acquisition on May 2, 2025 and sold batteries under an acquired brand license from the acquisition date through December 31, 2025. The expiration of the acquired license resulted in a decline of net sales under the licensed brands of $17.2 million with ongoing revenue generated from the transition to legacy brands reported as a component of organic revenue.

Gross Margin

Gross margin percentage on a reported basis was 38.2% versus 55.1% in the prior year. During the prior year quarter, the Company recorded an estimated $112.4 million of production credits related to battery production in our U.S. facilities. The amount related to FY25 production was $33.9 million and an additional $78.5 million was recorded for production retroactive to the start of the production credit period of January 1, 2023.

Excluding the estimated FY23 & FY24 production credits of $78.5 million recorded in the prior year quarter, restructuring and related costs in the current and prior year of $7.5 million and $2.9 million, respectively, and the prior year network transition costs of $0.9 million, Adjusted Gross margin was 39.2% compared to 44.8% in the prior year, a decrease of 560 basis points.(1)

Third Quarter
Gross margin - FY25 Reported	55.1%
Prior year impact of restructuring and related costs, network transition costs and FY23 & FY24 production credits	(10.3)%
Gross margin - FY25 Adjusted(1)	44.8%
Production credit impact for Q1 and Q2 FY25 recorded in Q3 FY25	(3.6)%
Product mix	(1.4)%
Pricing	(0.8)%
All other, including currency impacts	0.2%
Gross margin - FY26 Adjusted(1)	39.2%
Current year impact of restructuring and related costs	(1.0)%
Gross margin - FY26 Reported	38.2%

The third quarter prior year Adjusted Gross margin included the first three quarters of FY25 production credit of $33.9 million, which included $7.2 million for the third quarter FY25 production and an additional $26.7 million of production credit from prior quarters production. The current year adjusted gross margin was further impacted by unfavorable product mix and increased promotional investment in the quarter compared to the prior year. (1)

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring and acquisition costs, was 16.6% of Net sales for the third quarter, or $122.1 million, compared to 17.0%, or $123.6 million in the prior year. The year-over-year dollar decrease was primarily driven by Project Momentum savings of approximately $8 million and lower stock compensation expense in the current quarter. The decrease was partially offset by increased legal fees.(1)

Advertising and Promotion Expense (A&P)

A&P expense decreased $1.7 million for the third fiscal quarter to 5.7% of Net sales, compared to 6.0% in the prior year.

Earnings Per Share and Adjusted EBITDA	Third Quarter
(In millions, except per share data)	2026	2025
Net earnings	$39.9	$153.5
Diluted net earnings per common share	$0.58	$2.13

Adjusted Net earnings(1)	$51.6	$81.5
Adjusted Diluted net earnings per common share(1)	$0.75	$1.13
Adjusted Diluted net earnings per common share excluding out of period production credits(1)	$0.75	$0.85
Adjusted EBITDA(1)	$138.7	$171.4
Adjusted EBITDA excluding out of period production credits(1)	$138.7	$151.8

Currency neutral Adjusted Diluted net earnings per common share(1)	$0.73
Currency neutral Adjusted EBITDA(1)	$136.7
Net earnings, Earnings per share, Adjusted Earnings per share and Adjusted EBITDA were impacted by unfavorable product mix and increased promotional investment which resulted in lower Gross margin in the current period. These impacts were partially offset by the decline in SG&A and lower A&P and R&D spending the current period.

Free cash flow and Capital allocation

•Operating cash flow for the nine months ended June 30, 2026 was $156.0 million, and Free cash flow was $105.0 million, or 4.9% of Net sales.

•Dividend payments in the quarter were $20.6 million, or $0.30 per common share.

Financial Outlook and Assumptions for Fiscal Year 2026(1)

Our outlook for fourth quarter earnings growth remains strong. Although we expect fourth quarter organic Net sales to be flat to down low single digits year-over-year, we expect Adjusted Earnings per share of $1.25 to $1.35, representing approximately 25% growth versus the prior year at the midpoint. This improvement reflects the cumulative impact of our productivity initiatives, supply chain optimization, and the actions we have taken to strengthen the profitability of the business over the course of the year.

For the full fiscal year, we now expect organic Net sales to be down low single digits resulting in Adjusted Earnings per share for the full year at the low end of the originally provided range of $3.30 to $3.60 and Adjusted EBITDA at the low end of the originally provided range of $580 to $610 million.

Webcast Information
In conjunction with this announcement, the Company will post prepared comments under the Investor/Events & Presentations section of the Company website around 7:00 a.m. Eastern Time today and will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on third fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/m4QadBZde3B
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including tariff and currency fluctuations, which could adversely affect our results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from tariffs, inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, as well as our ability to forecast customer demand and manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•Our future results may be affected by our operational execution, including our ability to achieve cost savings as a result of any current or future restructuring efforts.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•Sales of certain of our products are seasonal and adverse weather conditions during our peak selling seasons for certain auto care products could have a material adverse effect.
•We may use artificial intelligence in our business, which could result in reputational harm, competitive harm, and legal liability, and adversely affect our operations.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We may not be able to attract, retain and develop key employees, as well as effectively manage human capital resources.
•We have significant debt obligations that could adversely affect our business.
•Our credit ratings are important to our cost of capital.
•We may experience losses or be subject to increased funding and expenses related to our pension plans.
•The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from our projections, which may adversely affect our future profitability, cash flows and stock price.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Section 45X of the Internal Revenue Code contains production tax credits for certain battery components. Our ability to benefit from Section 45X production tax credits is not guaranteed and is dependent upon the federal government's ongoing implementation, guidance, regulations, or rulemakings.

•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on sustainability issues, including those related to climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.
•We are subject to uncertainties regarding the IEEPA tariff refunds, including the timing of these refunds.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 18, 2025 and Part II, Item 1A. "Risk Factors" of our subsequent Form 10-Q filings.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2026	2025	2026	2025
Net sales	$734.1	$725.3	$2,156.3	$2,119.9
Cost of products sold (1) (2) (3)	453.5	325.6	1,360.3	1,191.6
Gross profit	280.6	399.7	796.0	928.3
Selling, general and administrative expense (1)	129.3	128.3	411.7	395.6
Advertising and sales promotion expense	41.7	43.4	109.9	117.6
Research and development expense	7.4	8.2	22.8	24.3
Amortization of intangible assets	12.5	14.7	39.0	44.1
Interest expense	39.7	39.0	118.1	114.0
Loss on extinguishment/modification of debt	—	—	0.9	5.3
Other items, net (4)	0.2	1.9	26.9	(3.3)
Earnings before income taxes	49.8	164.2	66.7	230.7
Income tax provision	9.9	10.7	20.1	26.6
Net earnings	$39.9	$153.5	$46.6	$204.1

Basic net earnings per common share	$0.58	$2.16	$0.68	$2.84
Diluted net earnings per common share	$0.58	$2.13	$0.67	$2.80

Weighted average shares of common stock - Basic	68.5	71.2	68.5	71.8
Weighted average shares of common stock - Diluted	69.2	72.1	69.2	72.9

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Restructuring and related costs, FY23 and FY24 production credits, Network transition costs, Acquisition and integration costs and a litigation matter included within these lines.

(2) During the quarter and nine months ended June 30, 2026, the Company recorded a benefit to cost of goods sold of $16.5 and $64.1, respectively, for the estimated refund of the tariffs previously paid under IEEPA associated with sold inventory.

(3) During the quarter ended June 30, 2025, the Company obtained reasonable assurance on the qualification of certain battery cell and manufacturing component production credits (production credits) eligibility under Section 45X of the Internal Revenue Code. Cost of products sold includes the estimated production credits recognized of $112.4 in the quarter and nine months ended June 30, 2025. This included $33.9 for the credits related to fiscal 2025 production and sales and an additional $78.5 retroactive adjustment to the beginning of the effective date of January 1, 2023. The Company recorded production credits of $15.1 and $36.5 in the quarter and nine months ended June 30, 2026, respectively.

(4) During the three and nine months ended June 30, 2026, the Company recorded a non-cash settlement loss on the termination of the U.K. Pension plan of $0.2 and $26.3, respectively, within Other items, net.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	June 30, 2026	September 30, 2025
Current assets
Cash and cash equivalents	$173.4	$236.2
Trade receivables	366.9	404.2
Inventories	747.8	781.2
Other current assets	311.7	257.5
Total current assets	$1,599.8	$1,679.1
Property, plant and equipment, net	384.6	403.0
Operating lease assets	89.9	93.2
Goodwill	1,048.5	1,051.2
Other intangible assets, net	966.7	1,005.5
Deferred tax assets	166.7	166.6
Other assets	209.8	158.1
Total assets	$4,466.0	$4,556.7

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$8.6	$8.6
Current portion of finance leases	1.6	1.5
Notes payable	30.5	13.7
Accounts payable	404.2	402.2
Current operating lease liabilities	12.6	16.2
Other current liabilities	314.7	352.8
Total current liabilities	$772.2	$795.0
Long-term debt	3,294.9	3,407.9
Operating lease liabilities	82.8	84.8
Deferred tax liabilities	11.5	6.1
Other liabilities	101.4	93.0
Total liabilities	$4,262.8	$4,386.8
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	598.4	603.5
Retained earnings	66.5	87.0
Treasury stock	(279.8)	(295.8)
Accumulated other comprehensive loss	(182.7)	(225.6)
Total shareholders' equity	$203.2	$169.9
Total liabilities and shareholders' equity	$4,466.0	$4,556.7

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Nine Months Ended June 30,
	2026	2025
Cash Flow from Operating Activities
Net earnings	$46.6	$204.1
Non-cash integration and restructuring charges	26.0	6.3
Depreciation and amortization	92.6	94.6
Production credits	7.8	(112.4)
IEEPA tariff refund receivable	(67.1)	—
Deferred income taxes	4.4	1.3
Share-based compensation expense	20.4	19.7
Settlement loss on U.K. pension plan termination	26.3	—
Loss on extinguishment of debt	0.9	1.1
Exchange loss/(gain) included in income	4.3	(1.4)
Non-cash items included in income, net	10.8	10.0
Other, net	(14.8)	(4.2)
Changes in current assets and liabilities used in operations	(2.2)	(133.5)
Net cash from operating activities	$156.0	$85.6

Cash Flow from Investing Activities
Capital expenditures	(52.1)	(69.1)
Proceeds from sale of assets	1.1	—
Acquisitions, net of cash acquired	—	(12.8)
Net cash used by investing activities	$(51.0)	$(81.9)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days (1)	—	198.2
Payments on debt with maturities greater than 90 days (1)	(97.5)	(221.0)
Net increase in debt with original maturities of 90 days or less	15.5	118.4
Debt issuance costs	(1.5)	(8.0)
Payment of acquisition earn-out and indemnification hold back	(6.0)	(0.5)
Common stock purchased (inclusive of excise tax of $0.9)	(5.4)	(62.6)
Dividends paid on common stock	(64.5)	(66.6)
Taxes paid for withheld share-based payments	(8.1)	(7.7)
Net cash used by financing activities	$(167.5)	$(49.8)

Effect of exchange rate changes on cash	$(0.3)	$0.3

Net decrease in cash, cash equivalents, and restricted cash	$(62.8)	$(45.8)
Cash, cash equivalents, and restricted cash, beginning of period	236.2	216.9
Cash, cash equivalents, and restricted cash, end of period	$173.4	$171.1

(1) Represents cash inflows and outflows due to changes in term loan lender composition in the nine months ended June 30, 2025.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine months ended June 30, 2026
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, network transition costs, FY23 & FY24 production credits, acquisition and integration costs, a litigation matter, impairment of intangible assets, the settlement loss on the U.K. pension plan termination and the loss on extinguishment/modification of debt. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss on extinguishment/modification of debt, other items, net, restructuring and related costs, network transition costs, FY23 & FY24 production credits, acquisition and integration costs and a litigation matter have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Common Share (EPS). These measures exclude the impact of restructuring and related costs, network transition costs, FY23 & FY24 production credits, costs related to acquisition and integration, a litigation matter, the settlement loss on the U.K. pension plan termination and the loss on extinguishment/modification of debt.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of restructuring and related costs, network transition costs, FY23 & FY24 production credits, costs related to acquisition and integration, a litigation matter, the settlement loss on the U.K. pension plan termination and the loss on extinguishment/modification of debt, as well as the related tax impact for these items, calculated utilizing the statutory rate for the jurisdictions where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in Net sales or Segment profit that excludes or otherwise adjusts for the Acquisition impact, the Change in highly inflationary markets and impact of currency from the changes in foreign currency exchange rates as defined below:
Acquisition Impact. The Company completed the APS acquisition on May 2, 2025. These adjustments include the impact of the operations associated with the acquired branded battery business, as well as exiting the branded license. The Company sold batteries under an acquired brand license from the acquisition date through December 31, 2025, and then transitioned from the branded businesses to legacy brands. This does not include the impact of acquisition and integration costs associated with this acquisition.
Change in highly inflationary markets. The Company is presenting separately all changes in sales and segment profit from our Egypt and Argentina affiliates due to the designation of the economies as highly inflationary as of October 1, 2024 and July 1, 2018, respectively.
Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes (gains)/losses of currency hedging programs, and it excludes highly inflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, adjusted SG&A, adjusted SG&A as percent of Net sales and Adjusted Other Items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, network transition costs, FY23 & FY24 production credits, acquisition and integration costs, a litigation matter and the settlement loss on the U.K. pension plan termination.

EBITDA and Adjusted EBITDA. EBITDA is defined as (loss)/earnings before Income tax provision, Interest expense, the Loss on extinguishment/modification of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, network transition costs, acquisition and integration costs, the settlement loss on the U.K. pension plan termination, a litigation matter, FY23 & FY24 production credits, impairment of intangible assets, and share based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net Debt is defined as total Company debt, less Cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Highly inflationary markets are excluded from this calculation.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine months ended June 30, 2026
Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales, significant expenses and profitability for the quarters and nine months ended June 30, 2026 and 2025 are presented below:

	Quarters Ended June 30,
	Batteries & Lights		Auto Care		Total
	2026	2025	2026	2025	2026	2025
Segment Net sales	$524.2	$535.1	$209.9	$190.2	$734.1	$725.3
Segment Cost of products sold	301.6	279.3	144.4	121.0	446.0	400.3
Segment Advertising and promotion expense	24.3	23.4	17.4	20.0	41.7	43.4
Other segment items	70.4	73.6	27.4	25.1	97.8	98.7
Segment profit	$127.9	$158.8	$20.7	$24.1	$148.6	$182.9
Segment Depreciation and amortization	$13.5	$13.7	$3.9	$3.5	$17.4	$17.2

	Nine Months Ended June 30,
	Batteries & Lights		Auto Care		Total
	2026	2025	2026	2025	2026	2025
Segment Net sales	$1,682.6	$1,655.5	$473.7	$464.4	$2,156.3	$2,119.9
Segment Cost of products sold	991.5	943.8	318.9	287.7	1310.4	1231.5
Segment Advertising and promotion expense	80.1	85.1	29.8	32.5	109.9	117.6
Other segment items	243.7	236.2	66.6	64.4	310.3	300.6
Segment profit	$367.3	$390.4	$58.4	$79.8	$425.7	$470.2
Segment Depreciation and amortization	$43.2	$40.6	$10.4	$9.9	$53.6	$50.5
Reconciliation of total Segment profit to Earnings before income taxes:

	Quarters Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Total segment profit	$148.6	$182.9	$425.7	$470.2
General corporate & other expenses (1)	(31.7)	(33.1)	(94.9)	(91.0)
Restructuring and related costs (2)	(14.4)	(8.0)	(76.8)	(45.9)
Network transition costs (3)	—	(0.9)	—	(17.6)
FY23 & FY24 production credits (4)	—	78.5	—	78.5
Acquisition and integration costs (2)	(0.3)	(1.3)	(2.4)	(4.8)
Litigation matter (5)	—	1.7	—	1.7
Amortization of intangible assets	(12.5)	(14.7)	(39.0)	(44.1)
Interest expense	(39.7)	(39.0)	(118.1)	(114.0)
Loss on extinguishment/modification of debt	—	—	(0.9)	(5.3)
Settlement loss on U.K. pension plan termination (6)	(0.2)	—	(26.3)	—
Other items, net - Adjusted (7)	—	(1.9)	(0.6)	3.0
Total earnings before income taxes	$49.8	$164.2	$66.7	$230.7
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents incremental network transition costs, primarily related to freight and third-party packaging support, to maintain business continuity and service our customers as the Company decommissions certain facilities and relocates production and packaging lines as part of Project Momentum. These costs were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine months ended June 30, 2026
(4) This represents the estimated production credits retroactive to the start of the credit period through fiscal year 2024 and recorded in the prior fiscal year. These credits were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings
(5) Litigation matter relates to an accrual adjustment recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(6) During the nine months ended June 30, 2026, the Company terminated the U.K. pension plan and recorded a non-cash settlement loss on the termination of the plan within Other items, Net.
(7) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Nine Months Ended June 30, 2026
(In millions, except for per share data- Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2026	2025	2026	2025
Net earnings	$39.9	$153.5	$46.6	$204.1
Pre-tax adjustments
Restructuring and related costs (1)	14.4	8.0	76.8	45.9
Network transition costs (1)	—	0.9	—	17.6
Acquisition and integration (1)	0.3	1.3	2.4	4.8
FY23 & FY24 production credits (1)	—	(78.5)	—	(78.5)
Litigation matter (1)	—	(1.7)	—	(1.7)
Loss on extinguishment/modification of debt	—	—	0.9	5.3
Settlement loss on U. K. pension plan termination (1)	0.2	—	26.3	—
Total adjustments, pre-tax	$14.9	$(70.0)	$106.4	$(6.6)
Total adjustments, after tax (2)	$11.7	$(72.0)	$91.4	$(23.8)
Adjusted Net earnings (2)	$51.6	$81.5	$138.0	$180.3

Diluted net earnings per common share	$0.58	$2.13	$0.67	$2.80
Adjustments (per common share)
Restructuring and related costs	0.17	0.08	0.90	0.48
Network transition costs	—	0.01	—	0.19
Acquisition and integration	—	0.01	0.03	0.05
FY23 & FY24 production credits	—	(1.08)	—	(1.08)
Litigation matter	—	(0.02)	—	(0.02)
Loss on extinguishment/modification of debt	—	—	0.01	0.05
Settlement loss on U. K. pension plan termination	—	—	0.38	—
Adjusted Diluted net earnings per diluted common share	$0.75	$1.13	$1.99	$2.47
Weighted average shares of common stock - Diluted	69.2	72.1	69.2	72.9

Q1 and Q2 FY25 production credits, net (3)	—	(0.28)
Adjusted EPS excluding out of period production credits	$0.75	$0.85

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.

(2) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended June 30, 2026 and 2025 was 20.2% and 13.5%, respectively, and for the nine months ended June 30, 2026 and 2025 was 20.3% and 19.5%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

(3) This measure further excludes the benefit of the Q1 and Q2 FY25 production credits, net of related compensation costs and tax impacts, recorded during Q3 FY25.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Nine months ended June 30, 2026
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	June 30, 2026				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2025	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.58	$0.02	$0.56	$2.13	(72.8)%	(73.7)%
Net earnings	$39.9	$1.6	$38.3	$153.5	(74.0)%	(75.0)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.75	$0.02	$0.73	$1.13	(33.6)%	(35.4)%
Adjusted EBITDA	$138.7	$2.0	$136.7	$171.4	(19.1)%	(20.2)%

	For the Nine Months Ended			Prior Nine Months Ended
	June 30, 2026				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2025	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.67	$0.12	$0.55	$2.80	(76.1)%	(80.4)%
Net earnings	$46.6	$8.3	$38.3	$204.1	(77.2)%	(81.2)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$1.99	$0.12	$1.87	$2.47	(19.4)%	(24.3)%
Adjusted EBITDA	$404.2	$10.4	$393.8	$452.4	(10.7)%	(13.0)%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes highly inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Nine Months Ended June 30, 2026
(In millions - Unaudited)

Net sales	Q1'26	% Chg	Q2'26	% Chg	Q3'26	% Chg	Nine Months '26	% Chg
Batteries & Lights
Net sales - prior year	$632.4		$488.0		$535.1		$1,655.5
Organic	(24.3)	(3.8)%	(28.8)	(5.9)%	1.6	0.3%	$(51.5)	(3.1)%
Acquisition impact	64.6	10.2%	2.1	0.4%	(17.2)	(3.2)%	$49.5	3.0%
Change in highly inflationary markets	0.2	—%	(1.0)	(0.2)%	(0.9)	(0.2)%	$(1.7)	(0.1)%
Impact of currency	12.3	1.9%	12.9	2.7%	5.6	1.1%	$30.8	1.8%
Net sales - current year	$685.2	8.3%	$473.2	(3.0)%	$524.2	(2.0)%	$1,682.6	1.6%

Auto Care
Net sales - prior year	$99.3		$174.9		$190.2		$464.4
Organic	(6.9)	(6.9)%	(7.8)	(4.5)%	18.1	9.5%	$3.4	0.7%
Change in highly inflationary markets	(0.1)	(0.1)%	(0.1)	(0.1)%	—	—%	$(0.2)	—%
Impact of currency	1.4	1.4%	3.1	1.9%	1.6	0.9%	$6.1	1.3%
Net sales - current year	$93.7	(5.6)%	$170.1	(2.7)%	$209.9	10.4%	$473.7	2.0%

Total Net Sales
Net sales - prior year	$731.7		$662.9		$725.3		$2,119.9
Organic	(31.2)	(4.3)%	(36.6)	(5.5)%	19.7	2.7%	(48.1)	(2.3)%
Acquisition impact	64.6	8.8%	2.1	0.3%	(17.2)	(2.4)%	49.5	2.3%
Change in highly inflationary markets	0.1	—%	(1.1)	(0.2)%	(0.9)	(0.1)%	(1.9)	(0.1)%
Impact of currency	13.7	2.0%	16.0	2.4%	7.2	1.0%	36.9	1.8%
Net sales - current year	$778.9	6.5%	$643.3	(3.0)%	$734.1	1.2%	$2,156.3	1.7%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Nine Months Ended June 30, 2026
(In millions - Unaudited)

Segment profit	Q1'26	% Chg	Q2'26	% Chg	Q3'26	% Chg	Nine Months '26	% Chg
Batteries & Lights
Segment profit - prior year	$119.3		$112.3		$158.8		$390.4
Organic	(23.0)	(19.3)%	21.7	19.3%	(25.6)	(16.1)%	(26.9)	(6.9)%
Acquisition impact	5.3	4.4%	(2.1)	(1.9)%	(5.1)	(3.2)%	(1.9)	(0.5)%
Change in highly inflationary markets	(0.1)	(0.1)%	—	—%	(1.5)	(0.9)%	(1.6)	(0.4)%
Impact of currency	4.2	3.6%	1.8	1.7%	1.3	0.7%	7.3	1.9%
Segment profit - current year	$105.7	(11.4)%	$133.7	19.1%	$127.9	(19.5)%	$367.3	(5.9)%

Auto Care
Segment profit - prior year	$20.5		$35.2		$24.1		$79.8
Organic	(12.1)	(59.0)%	(8.1)	(23.0)%	(4.4)	(18.3)%	(24.6)	(30.8)%
Change in highly inflationary markets	(0.1)	(0.5)%	—	—%	—	—%	(0.1)	(0.1)%
Impact of currency	0.8	3.9%	1.5	4.2%	1.0	4.2%	3.3	4.1%
Segment profit - current year	$9.1	(55.6)%	$28.6	(18.8)%	$20.7	(14.1)%	$58.4	(26.8)%

Total Segment Profit
Segment profit - prior year	$139.8		$147.5		$182.9		$470.2
Organic	(35.1)	(25.1)%	13.6	9.2%	(30.0)	(16.4)%	(51.5)	(11.0)%
Acquisition impact	5.3	3.8%	(2.1)	(1.4)%	(5.1)	(2.8)%	(1.9)	(0.4)%
Change in highly inflationary markets	(0.2)	(0.1)%	—	—%	(1.5)	(0.8)%	(1.7)	(0.4)%
Impact of currency	5.0	3.5%	3.3	2.2%	2.3	1.2%	10.6	2.3%
Segment profit - current year	$114.8	(17.9)%	$162.3	10.0%	$148.6	(18.8)%	$425.7	(9.5)%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Nine Months Ended June 30, 2026
(In millions - Unaudited)

Gross profit	Q1'26	Q2'26	Q3'26	Q1'25	Q2'25	Q3'25	Q3'26 YTD		Q3'25 YTD
Net sales	$778.9	$643.3	$734.1	$731.7	$662.9	$725.3	$2,156.3		$2,119.9
Reported Cost of products sold	522.3	384.5	453.5	462.1	403.9	325.6	1,360.3		1,191.6
Gross profit	$256.6	$258.8	$280.6	$269.6	$259.0	$399.7	$796.0		$928.3
Gross margin	32.9%	40.2%	38.2%	36.8%	39.1%	55.1%	36.9%		43.8%
Adjustments
Restructuring and related costs	15.3	27.1	7.5	9.4	8.7	2.9	49.9		21.0
Network transition costs	—	—	—	14.0	2.7	0.9	—		17.6
FY23 & FY24 production credits	—	—	—	—	—	(78.5)	—		(78.5)
Cost of products sold - adjusted	507.0	357.4	446.0	438.7	392.5	400.3	1,310.4		1,231.5
Adjusted Gross profit	$271.9	$285.9	$288.1	$293.0	$270.4	$325.0	$845.9		$888.4
Adjusted Gross margin	34.9%	44.4%	39.2%	40.0%	40.8%	44.8%	39.2%		41.9%

SG&A	Q1'26	Q2'26	Q3'26	Q1'25	Q2'25	Q3'25	Q3'26 YTD		Q3'25 YTD
Reported SG&A	$149.3	$133.1	$129.3	$131.3	$136.0	$128.3	$411.7		$395.6
Reported SG&A % of Net sales	19.2%	20.7%	17.6%	17.9%	20.5%	17.7%	19.1%		18.7%
Adjustments
Restructuring and related costs	15.6	4.4	6.9	10.9	9.2	5.1	26.9		25.2
Acquisition and integration costs	0.5	1.6	0.3	1.2	2.3	1.3	2.4		4.8
Litigation matter	—	—	—	—	—	(1.7)	—		(1.7)
SG&A Adjusted - subtotal	$133.2	$127.1	$122.1	$119.2	$124.5	$123.6	$382.4		$367.3
SG&A Adjusted % of Net sales	17.1%	19.8%	16.6%	16.3%	18.8%	17.0%	17.7%		17.3%

Other items, net	Q1'26	Q2'26	Q3'26	Q1'25	Q2'25	Q3'25	Q3'26 YTD		Q3'25 YTD
Interest income	$(0.7)	$(2.5)	$(1.1)	$(1.2)	$(0.6)	$(0.2)	$(4.3)		$(2.0)
Foreign currency exchange loss/(gain)	1.3	1.8	1.2	(3.8)	0.4	2.0	4.3		(1.4)
Pension cost other than service costs and settlement loss	0.5	0.2	0.1	—	—	—	0.8		—
Other	—	—	(0.2)	—	0.3	0.1	(0.2)		0.4
Other items, net - Adjusted	$1.1	$(0.5)	$—	$(5.0)	$0.1	$1.9	$0.6		$(3.0)
Settlement loss on U.K. Pension plan termination	—	26.1	0.2	—	—	—	26.3		—
Restructuring and related costs	—	—	—	—	(0.3)	—	—		(0.3)
Total Other items, net	$1.1	$25.6	$0.2	$(5.0)	$(0.2)	$1.9	$26.9		$(3.3)

Restructuring and related costs	Q1'26	Q2'26	Q3'26	Q1'25	Q2'25	Q3'25	Q3'26 YTD	—	Q3'25 YTD
Cost of products sold - Restructuring	$9.2	$22.1	$3.7	$9.4	$8.7	$2.9	$35.0		$21.0
Cost of products sold - U.S. operating efficiency project	6.1	5.0	3.8	—	—	—	14.9		—
SG&A - Restructuring costs	15.6	4.4	6.9	4.8	3.8	3.4	26.9		12.0
SG&A - IT Enablement	—	—	—	6.1	5.4	1.7	—		13.2
Other items, net	—	—	—	—	(0.3)	—	—		(0.3)
Total Restructuring and related costs	$30.9	$31.5	$14.4	$20.3	$17.6	$8.0	$76.8		$45.9

Acquisition and integration	Q1'26	Q2'26	Q3'26	Q1'25	Q2'25	Q3'25	Q3'26 YTD		Q3'25 YTD
SG&A	$0.5	$1.6	$0.3	$1.2	$2.3	$1.3	$2.4		$4.8
Total Acquisition and integration related items	$0.5	$1.6	$0.3	$1.2	$2.3	$1.3	$2.4		$4.8

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Nine Months Ended June 30, 2026
(In millions - Unaudited)

	Q3'26	Q2'26	Q1'26	Q4'25	LTM 6/30/26 (1)	Q3'25
Net earnings/(loss)	$39.9	$10.1	$(3.4)	$34.9	$81.5	$153.5
Income tax provision/(benefit)	9.9	11.6	(1.4)	18.5	38.6	10.7
Earnings/(loss) before income taxes	49.8	21.7	(4.8)	53.4	120.1	164.2
Interest expense	39.7	39.3	39.1	40.3	158.4	39.0
Loss on extinguishment/modification of debt	—	—	0.9	6.8	7.7	—
Depreciation & Amortization	29.9	31.1	31.6	32.1	124.7	31.9
EBITDA	$119.4	$92.1	$66.8	$132.6	$410.9	$235.1

Adjustments:
Restructuring and related costs	14.4	31.5	30.9	22.8	99.6	8.0
Network transition costs	—	—	—	2.1	2.1	0.9
Acquisition and integration costs	0.3	1.6	0.5	1.4	3.8	1.3
Settlement loss on the U.K. pension plan termination	0.2	26.1	—	—	26.3	—
FY23 & FY24 production credits	—	—	—	0.5	0.5	(78.5)
Litigation matter	—	—	—	—	—	(1.7)
Impairment of intangible assets	—	—	—	5.9	5.9	—
Share-based payments	4.4	7.3	8.7	5.9	26.3	6.3
Adjusted EBITDA	$138.7	$158.6	$106.9	$171.2	$575.4	$171.4

Q1 & Q2 FY25 production credits, net (2)	—	—	—	—	—	(19.6)
Adjusted EBITDA excluding out of period production credits	$138.7	$158.6	$106.9	$171.2	$575.4	$151.8
(1) LTM defined as the latest 12 months for the period ending June 30, 2026.
(2) This measure further excludes the benefit of the Q1 and Q2 FY25 production credits, net of related compensation costs, recorded during Q3 FY25.

	For the Nine Months Ended June 30,
Free cash flow	2026	2025
Net cash from operating activities	$156.0	$85.6
Capital expenditures	(52.1)	(69.1)
Proceeds from sale of assets	1.1	—
Free cash flow	$105.0	$16.5

Net debt	6/30/2026	9/30/2025
Current maturities of long-term debt	$8.6	$8.6
Current portion of finance leases	1.6	1.5
Notes payable	30.5	13.7
Long-term debt	3,294.9	3,407.9
Total debt per the balance sheet	$3,335.6	$3,431.7
Cash and cash equivalents	173.4	236.2
Net debt	$3,162.2	$3,195.5

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2026 Outlook
(In millions - Unaudited)

Fiscal 2026 Outlook Reconciliation - Adjusted earnings and Adjusted net earnings per common share (EPS)

	Fiscal Q4 2026 Outlook						Fiscal Year 2026 Outlook
(in millions, except per share data)	Adjusted net earnings			Adjusted EPS			Adjusted net earnings			Adjusted EPS
Fiscal 2026 - GAAP Outlook	$73	to	$91	$1.05	to	$1.31	$128	to	$164	$1.83	to	$2.33
Impacts:
Restructuring and related costs	14		2	0.20		0.04	73		61	1.04		0.87
Acquisition and integration costs	—		—	—		—	2		2	0.03		0.02
Loss on extinguishment/modification of debt	—		—	—		—	2		1	0.03		0.01
Settlement loss on pension plan termination	—		—	—		—	26		26	0.37		0.37
Fiscal 2026 - Adjusted Outlook	$87	to	$93	$1.25	to	$1.35	$231	to	$254	$3.30	to	$3.60

Fiscal 2026 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$128	to	$164
Income tax provision	6	to	47
Earnings before income taxes	$134	to	$211
Interest expense	160		150
Loss on extinguishment/modification of debt	2		1
Amortization	55		50
Depreciation	75		65
EBITDA	$426	to	$477

Adjustments:
Restructuring and related costs	95		80
Acquisition and integration costs	3		2
Settlement loss on pension plan termination	26		26
Share-based payments	30		25
Adjusted EBITDA	$580	to	$610